UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2017

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 20, 2017, Express Scripts Holding Company (the “Company”) announced that Bradley E. Phillips, age 47, is expected to join the Company effective July 3, 2017 as Vice President, Controller and Chief Accounting Officer and as the Company’s principal accounting officer within the meaning of the rules of the Securities and Exchange Commission.

Mr. Phillips previously held domestic and international accounting and finance roles over a 20-year financial career with Peabody Energy, a company engaged in the mining, sale, trading and distribution of coal. Most recently, he served as Senior Vice President and Chief Accounting Officer from September 2015 to June 2017, with executive responsibility for financial reporting, corporate accounting, internal audit and tax functions. Mr. Phillips served as Senior Vice President of Finance and Administration for the both the Americas and Australia business units from March 2012 to September 2015, and prior to that had responsibility for the integration of a major acquisition in Australia and global capital and financial planning functions. Prior to joining Peabody Energy in April 1996, Mr. Phillips served as a Senior Accountant with KPMG. Mr. Phillips is a certified public accountant and certified management accountant.

Upon commencement of employment, Mr. Phillips will receive a customary compensation package consisting of an annual salary commensurate with his duties, an opportunity to earn an annual bonus pursuant to the Company’s annual bonus plan, and an opportunity to participate in the Company’s annual equity award program and the Company’s Executive Deferred Compensation Plan. Mr. Phillips will also receive a one-time long term incentive grant of restricted stock units and a one-time sign-on cash bonus. Mr. Phillips is required to execute the Company’s standard non-disclosure and non-competition agreement, intellectual property assignment agreement, and form indemnification agreement with executive officers prior to the commencement of employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: June 20, 2017	By:	/s/ Eric R. Slusser
Eric R. Slusser
Executive Vice President and Chief Financial Officer